Exhibit 99.1

FOR IMMEDIATE RELEASE

Aptera Motors Resolves Legal Matter with Zaptera USA, Inc.

Carlsbad, CA — April 14, 2026 — Aptera Motors Corp. (NASDAQ: SEV), a solar mobility company advancing ultra-efficient transportation, and Zaptera USA, Inc. (“Zaptera”) have resolved litigation originally filed by Zaptera in 2024. Zaptera has dismissed all claims with prejudice and without right of appeal, with each party to bear its own costs and attorney fees.

Chris Anthony, Co-CEO of Aptera, said: “Resolving this matter allows us to move forward with clarity and focus as we continue advancing our mission. Our team remains committed to delivering solar mobility to the world and accelerating the transition to more efficient, sustainable transportation. With this unnecessary distraction behind us, we continue to focus bringing our vehicle to market and scaling our impact.”

About Aptera Motors

Aptera Motors Corp. (NASDAQ: SEV) is a solar mobility company driven by a mission to advance the future of efficient transportation. Its flagship vehicle is conceived to be a paradigm-shifting solar electric vehicle that leverages breakthroughs in aerodynamics, material science, and solar technology to pursue new levels of efficiency. As a public benefit corporation, Aptera is committed to building a sustainable business that positively impacts its stakeholders and the environment. Aptera is headquartered in Carlsbad, California. For more information, please visit www.aptera.us.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our plans and expectations for validation builds, future production, manufacturing and assembly scale-up, our plans after the settlement with Zaptera, and the settlement’s expected impact on our operations and focus.. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” “continue,” “advancing,” “scaling,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Aptera’s control. These risks include, among others, the possibility that the settlement may not achieve the anticipated benefits, supply chain delays and disruptions; our ability to hire key personnel; the feasibility and timing of scaling our assembly and integration processes; the availability and timing of required capital, and market conditions affecting financing; regulatory approvals and compliance; our ability to continue as a going concern absent additional financing; our ability to access capital under our equity line of credit and other sources on acceptable terms and timing, and other risks described in our filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent Aptera’s views as of the date of this press release. Aptera anticipates that subsequent events and developments will cause its views to change. Aptera undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Aptera’s views as of any date subsequent to the date of this press release.

Media Contact:

Media@aptera.us

Investor Relations:

Aptera Motors Corp.
ir@aptera.us